UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): February 8, 2011

ADS IN MOTION, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53460	95-4856713
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

159 South Street Morristown, New Jersey 07960
(Address of principal executive offices)

973-984-7998
(Registrant’s telephone number, including area code)

4139 Corral Canyon Bonita, California 91902
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) is being filed to incorporate changes to the Current Report on Form 8-K filed by Ads In Motion, Inc. (the “Company”) on February 14, 2011 (the “Original 8-K”) in response comments received from the Securities and Exchange Commission (the “Commission”) as a result of the Commission’s review of the Original 8-K.  Only Items 1.01, 2.01, and 9.01 have been amended and restated in this Amendment.  Unless otherwise disclosed herein, the disclosures contained herein have not been updated to reflect events, results or developments that have occurred after the Original Filing, or to modify or update those disclosures affected by subsequent events unless otherwise indicated in this report. This Amendment should be read in conjunction with the Original 8-K and the Company’s filings made with the Commission subsequent to the Original 8-K, including any amendments to those filings.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “seeks,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. Given these uncertainties, you should not place undue reliance on these forward-looking statements.  Such statements may include, but are not limited to, information related to: anticipated operating results; licensing arrangements; relationships with our customers; consumer demand; financial resources and condition; changes in revenues; changes in profitability; changes in accounting treatment; cost of sales; selling, general and administrative expenses; interest expense; the ability to secure materials and subcontractors; the ability to produce the liquidity or enter into agreements to acquire the capital necessary to continue our operations and take advantage of opportunities; legal proceedings and claims.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Ads In Motion, Inc. and its consolidated subsidiaries.

References to “fiscal 2010” and “fiscal 2009” are to the Company’s 2010 fiscal year ended November 27, 2010 and its 2009 fiscal year ended November 28, 2009, respectively.

In addition, unless the context otherwise requires and for the purposes of this report only:

•	“Ads In Motion” refers to Ads In Motion, Inc., a Delaware company;
•	“Commission” refers to the Securities and Exchange Commission;
•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“Magla” refers to Magla International, LLC, a New Jersey limited liability company;
•	“Magla Products” refers to Magla Products, LLC, a New Jersey limited liability company; and
•	“Securities Act” refers to the Securities Act of 1933, as amended.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange Agreement

On February 8, 2011, we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) the Company, (ii) our former principal stockholders and (iii) Magla Products, the former sole member of Magla, pursuant to which Magla Products transferred to us all of the membership interests in Magla in exchange for the issuance of 13,455,700 shares (the “Shares”) of our common stock to Magla Products (such transaction, the “Share Exchange”).  Immediately following the Share Exchange, Magla Products distributed 11,525,325 of the Shares to its sole member, Jordan Glatt.  The remaining Shares were delivered in satisfaction of previously outstanding debt of Magla Products.  As a result of the Share Exchange, Mr. Glatt became our principal stockholder.  We are now a holding company, which, through Magla, designs, arranges for manufacture, markets and distributes disposable, reusable and work-related gloves to consumers across a number of major classes of retail trade.

In connection with the closing of the Share Exchange, the Company issued 1,544,300 shares of its common stock and warrants to purchase 1,200,000 shares of its common stock to Chris Carey Advisors, LLC, an affiliate of Christopher Carey, one of the Company’s newly appointed directors. In fiscal 2010, Magla Products paid $105,000 to Chris Carey Advisors, LLC and an additional $45,000 in fiscal 2011. Chris Carey Advisors, LLC is entitled to a consulting fee of $20,000 per month for a period of eighteen months from the closing of the Share Exchange.

Securities Purchase Agreement

On February 8, 2011, we also completed a private offering (the “Offering”) with a group of accredited investors (the “Purchasers”) for total gross proceeds to the Company of $1,458,200.  Pursuant to a securities purchase agreement with the Purchasers (the “Securities Purchase Agreement”), we issued to the Purchasers 8% Original Issue Discount Convertible Debentures (the “Debentures”) in the aggregate principal amount of $1,585,000 (the “Principal Amount”) which are convertible into shares of our common stock at an initial conversion price of $0.583 per share (the “Conversion Price”).  In addition, we issued to the Purchasers five-year warrants to purchase an aggregate of 1,359,346 shares of common stock at an initial exercise price of $0.67 per share (the “A Warrants”) and five-year warrants to purchase an aggregate of 1,359,346 shares of common stock at an initial exercise price of $0.73 per share (the “B Warrants” and together with the A Warrants, the “Warrants”).  We also issued 500,000 shares of our common stock to the lead Purchaser in the Offering (the “Lead Purchaser Shares”).  The Lead Purchaser Shares were issued pursuant to the Securities Purchase Agreement to an “Initial Investor” as such term is defined in the Securities Purchase Agreement.

Pursuant to the Securities Purchase Agreement, the Purchasers were also granted the following rights:

•
The right to participate in certain of the Company’s future financing transactions (“Subsequent Financings”). The Purchasers will have the right to participate in an amount of the Subsequent Financing equal to 100% of the Subsequent Financing amount, on the same terms, conditions and price provided for in the Subsequent Financing. The Company is required to provide certain notices to the Purchasers in respect of any contemplated Subsequent Financing. In order for the Purchasers to participate in such financing transactions, such Purchasers must respond to the Company’s notices in accordance with the provisions of the Securities Purchase Agreement.

•
Other than with respect to certain issuances, the holders of Debentures shall have the right to convert the aggregate Principal Amount of all of the Debentures then outstanding plus accrued but unpaid interest into securities of the Company being issued in a Subsequent Financing at a rate equal to for each $1 of Principal Amount of the Debenture then outstanding plus accrued but unpaid interest surrendered $1 of new consideration offered for such securities in the Subsequent Financing.

Debentures

The obligations of the Company under the Debentures rank junior to that certain accounts receivable financing facility and inventory financing facility with Faunus Group International, Inc., which is secured by a first priority security interest in all of the Company’s and its subsidiaries’ assets and the proceeds thereof (collectively, the “Senior Debt”). The obligations of the Company under the Debentures rank senior to all other obligations of the Company for indebtedness for borrowed money or the purchase price of property other than the Senior Debt.

The Debentures accrue interest at a rate of 12% per annum on the unpaid and unconverted Principal Amount of the Debentures and such interest is payable quarterly in arrears.  The Debentures are convertible, in whole or in part, into shares of common stock at the option of the holder, at any time and from time to time, at the Conversion Price.  The Conversion Price is subject to adjustment for certain events, including the payment of a dividend payable in capital stock of the Company, any stock split, combination, or reclassification and certain issuances of our common stock or securities convertible into or exercisable for common stock at a price per share or conversion price per share less than the then applicable Conversion Price.

The Company has an optional redemption right to redeem some or all of the then outstanding Principal Amount for a price equal to 110% of the then outstanding Principal Amount plus all liquidated damages and other amounts due in respect of the Debentures.  In addition, on the first day of each month, commencing on December 1, 2011, the Company is required to redeem 1/18th of the then outstanding Principal Amount in cash or, at the Purchasers’ election, in shares of the Company’s common stock at the then Conversion Price.  In the event of a “change of control” (as such term is defined in the Debentures), the holders of the Debentures shall have the right to require the Company to redeem all of the then outstanding Principal Amount for cash in an amount equal to 125% of the then outstanding Principal Amount plus all liquidated damages and other amounts due in respect of the Debentures.

As long as any portion of any of the Debentures remain outstanding, unless consented to by the holders of a majority of the Principal Amount, the Company may not, other than with respect to certain permitted indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money, other than certain permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock or securities convertible into or exercisable for shares of common stock (subject to certain exceptions), repay, repurchase or otherwise acquire any indebtedness, other than with respect to permitted indebtedness or the Debentures.

Upon the occurrence of an “event of default” (as such term is defined in the Debentures) the Debenture holders may elect to declare the Principal Amount plus accrued but unpaid liquidated damages and other amounts owing in respect thereof immediately due and payable in cash.  Until the earlier of such time as the event of default has been cured, the interest rate on the Debentures shall accrue at an interest rate equal to 18% per annum and the Conversion Price shall be reduced to 50% of the average of the volume weighted average price the 5 consecutive trading days immediately prior to the date of such event of default.  In addition, for each 90 day period during which an event of default has occurred and is continuing, each Debenture holder will be entitled to receive a warrant in an amount equal to 25% of the original Warrants issued to such holder.

As described below, the Debentures are secured by a second lien position on the Company’s and its subsidiaries’ assets.

Warrants

The A Warrants are exercisable for an aggregate of 1,359,346 shares of our common stock and the B Warrants are exercisable for an aggregate of 1,359,346 shares of our common stock.  The Warrants are exercisable for a period of five years from the original issue date.  The exercise price with respect to the A Warrants is $0.67 and $0.73 with respect to the B Warrants.  The exercise price for both warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.  If a registration statement covering the shares of common stock underlying the Warrants is not effective within nine months of the original issue date, the Warrants may be exercised on a cashless basis.

Registration Rights Agreement

In connection with the sale of the Debentures and Warrants, we entered into a registration rights agreement (the “Registration Rights Agreement”) on February 8, 2011 with the Purchasers pursuant to which we agreed to register all of the shares of our common stock underlying the Debentures and the Warrants (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the Commission within 60 calendar days following the closing date of the Offering and to use our best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible, but in no event later than 180 days following the closing of the Offering.  If we do not timely file the Registration Statement, or if it is not declared effective by the Commission in a timely manner, then we are obligated to pay to each Purchaser a liquidated damages fee of 1.0% of such Purchaser’s investment per month, for up to a maximum of 5.0% of each Purchaser’s investment pursuant to the Securities Purchase Agreement, except that we will not be obligated to pay any such fee if we are unable to fulfill our registration obligations as a result of rules, regulations, positions or releases issued or actions taken by the Commission with respect to Rule 415 of the Securities Act, so long as we register at such time the maximum number of securities permissible by the Commission.

Security Agreement

In connection with the sale of the Debentures and Warrants, we entered into a security agreement (the “Security Agreement”) on February 8, 2011 with the Purchasers pursuant to which we granted the Purchasers a second lien security interest in the Company’s and its subsidiaries’ assets as collateral as set forth in the Security Agreement.

Personal Guaranty and Securities Escrow Agreement

In connection with the sale of the Debentures and Warrants, Jordan Glatt, our President and Chief Executive Officer and principal stockholder, entered into an Unconditional Guaranty in favor of the Purchasers pursuant to which he personally guaranteed payment of principal of, and interest on the Debentures and all other payment obligations of the Company due thereunder (the “Guaranty”).

As security for the Guaranty, Mr. Glatt entered into a Securities Escrow Agreement pursuant to which he pledged 11,075,325 of his shares of the Company’s common stock, which such shares represent all of the shares of our common stock owned by Mr. Glatt (the “Securities Escrow Agreement”).  In the event of a default under the Securities Escrow Agreement, the Purchasers may instruct the escrow agent to sell or to transfer and register in the Purchasers’ own names such amount of such shares as may be necessary to yield the sums then owed to the Purchasers as a result of an event of default under the Securities Escrow Agreement.

Lockup Agreements

In connection with the sale of the Debentures and Warrants, we also entered into lockup agreements (collectively, the “Lockup Agreements”) with each of Mr. Glatt, Mr. Carey and Ms. Carpinello, pursuant to which each of them agreed not to transfer any of their capital stock held directly or indirectly by them for an eighteen month period following the closing of the Offering.  A total of 14,069,625 shares of our common stock are subject to these restrictions.

The foregoing descriptions of the terms of the Exchange Agreement, the Securities Purchase Agreement, the form of Debenture, the form of A Warrant, the form of B Warrant, the Registration Rights Agreement, the Security Agreement, the Guaranty, the Securities Escrow Agreement and the Lockup Agreements are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 2.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9 and 10.10, respectively, to this report, which are incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On February 8, 2011, we completed the acquisition of Magla pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Magla is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on February 8, 2011, we acquired Magla in a reverse acquisition transaction. Item 2.01(f) of Form 8-K provides that if the registrant was a shell company, other than a business combination related shell company, as those terms are defined in Rule 12b-2 under the Exchange Act, immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10 under the Exchange Act reflecting all classes of the registrant’s securities subject to the reporting requirements of Section 13of the such Exchange Act upon consummation of the transaction.

Since we were a shell company immediately before the reverse acquisition transaction disclosed under Item 2.01, we are providing below the information that we would be required to disclose on Form 10 under the Exchange Act if we were to file such form.  Please note that the information provided below relates to the combined enterprises after the acquisition of Magla, except that information relating to periods prior to the date of the reverse acquisition only relate to Magla and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

We design, arrange for manufacture, market and distribute disposable, reusable, work-related gloves and related household products to consumers across a number of major classes of retail trade.  Magla has been in the house products business for over 50 years and the glove business since the late 1970s.  Since that time we have expanded into the reusable wipes and cloths category.

Our Corporate History and Background

We incorporated under the laws of the Delaware on April 4, 2001 as Paradise Yoga Retreat, Inc. to take advantage of several then existing business opportunities. We remained relatively dormant until May 2007, when new management was elected and we changed our name to Ads In Motion, Inc.  From May 2007 until we completed our reverse acquisition of Magla on February 8, 2011, we had been developing an advertising service for businesses in multi-story office buildings to display promotional advertising on monitors installed in elevators in these buildings. During that time, we had no revenue and our operations were limited to capital formation, organization, and development of our business plan and target customer market.  As a result of the reverse acquisition of Magla on February 8, 2011, we ceased our prior operations and, through Magla, our business and operations now consist of the manufacture, marketing and distribution of disposable, reusable and work-related gloves and reusable wipes to consumers through a variety of retailer trade channels.

Magla was organized as a limited liability company under the laws of New Jersey on December 29, 2010 as a wholly owned subsidiary of Magla Products.  Prior to the reverse acquisition, Magla Products contributed certain of its operating assets to Magla and Magla assumed certain of Magla Products’ liabilities pursuant to a Contribution and Assumption Agreement (the “Magla Reorganization”).  Prior to the Magla Reorganization, Magla Products was the company through which the business was operated.  Magla Products was organized as a limited liability company under the laws of New Jersey on  November 15, 1999.  As of the closing of the Share Exchange, Jordan Glatt was the sole member of Magla Products.  Prior to the formation of Magla Products, the business was operated by several predecessor companies, each of which was owned by members of the Glatt family.

Reverse Acquisition of Magla

On February 8, 2011, we completed a reverse acquisition transaction through a share exchange with Magla Products whereby we acquired all of the issued and outstanding membership units of Magla in exchange for 13,455,700 shares of our common stock, par value $0.0001 per share, which shares constituted approximately 97% of our issued and outstanding shares, as of and immediately after the consummation of the reverse acquisition.  As a result of the reverse acquisition, Magla became our  wholly owned subsidiary and Mr. Jordan Glatt became our controlling stockholder. The share exchange transaction with Magla was treated as a reverse acquisition, with Magla as the acquirer and the Company as the acquired party.  Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Magla, Magla Products and their respective consolidated subsidiaries.

Upon the closing of our reverse acquisition of Magla, Edward F. Myers III and “S” Douglas Henderson resigned from all offices that each held effective immediately.  In addition, Mr. Myers resigned from his position as our sole director, which will become effective on the tenth day following our mailing of an information statement (the “Information Statement”) to our stockholders in compliance with the requirements of Section 14f-1 of the Exchange Act. The Information Statement is expected to be mailed to our stockholders on or about February 15, 2011.

Also upon the closing of our reverse acquisition of Magla, our board of directors increased its size from one (1) to two (2) members and appointed Mr. Glatt and Mr. Christopher Carey to fill the vacancies created by the resignation of Mr. Myers and such increase. Such appointments will become effective on the tenth day following our mailing of the Information Statement to our stockholders. In addition, our board of directors appointed Mr. Glatt to serve as our President and Chief Executive Officer and Alison Carpinello as our Chief Financial Officer and Vice President, effective immediately at the closing of the reverse acquisition of Magla.

As a result of our acquisition of Magla, Magla became our wholly owned subsidiary and we have assumed the business and operations of Magla and its subsidiaries. We plan to change our name to more accurately reflect our new business operations.

Our Products

Our primary products include disposable and reusable consumer household gloves and work gloves.  We offer more than forty different styles and designs of reusable and disposable household gloves and over one hundred forty different work gloves.  Although we believe our products are useful for a variety of consumers, our end users typically include tradesman, do-it-yourself users, gardeners, cleaning services and household members.  We also offer a line of reusable wipes and cloths.

Marketing and Sales

We seek to align our product lines with popular brands in order to connect retailers’ demands for brands that are easily recognizable by consumers.  In this regard, we have entered into licensing arrangements with several well-recognized brands.  For work and painters’ gloves, we license the Stanley® trademark from Stanley Black & Decker (formerly, The Stanley Works).  This license agreement provides us with the exclusive right to use the Stanley® name on a variety of work gloves, including paint gloves and seasonal/gardening gloves, as well as certain types of sponges, wipes and other materials in the North American market. The Mr. Clean™ brand is licensed from The Procter & Gamble Company for our disposable and reusable household gloves and reusable wipes and cloths in the United States and Canada.  We have also entered in a licensing agreement with the Williamson Dickies Company for use of the Dickie’s brand name for work gloves.

We derive a significant amount of our net sales from the sale of our Mr. Clean® and Stanley® branded products.  Net sales derived from the sale of these products accounted for approximately 33% and 27%, respectively, of net sales for fiscal 2010 and 34% and 26%, respectively, of net sales for fiscal 2009.  The termination of either of these license agreements would have an adverse impact on our operating results and prospects for growth.  We believe that the Mr. Clean® and Stanley® trademarks will provide sales growth opportunities and we intend to seek to expand product offerings under the these trademarks.

We also sell our products under the “Magla” brand.  We believe that the Magla brand meets the needs of retailers seeking a “control brand” to compliment their glove product offerings.  Retailers use the Magla-branded products to establish a base price from which the retailer can then position higher-priced items for better known brands.  In addition, we sell some of our products under our customers’ store brands when the volume warrants it.

Sales Team

Our sales and marketing efforts are conducted by a team of in-house employees.  We seek to minimize the use of outside sales representatives and, consequently, we have limited commissions to third parties.  Key customer relationships are typically assigned to in-house sales staff based on geographic location.  In some cases, a sales staff member may be responsible for a particular retail customer, regardless of geographic location. A marketing executive is responsible for working closely with our licensors to advance the sales of our branded programs. Magla also participates in various trade shows to showcase its products.

Customers

We serve many leading retailers in the United States, including big box home centers, membership-only retail warehouse clubs, discount retailers, supermarkets, hardware stores, retail pharmacy stores and other classes of retail trade.  We believe that utilization of such retailers creates significant opportunities for strengthening our brand and expanding our product penetration in various markets.  Historically, the majority of our revenue has been derived from big box home centers, membership-only retail warehouse clubs and discount retailers with approximately 76% of our net sales for fiscal 2010 contributed by such retailers.  We intend to continue to emphasize and expand our relationships with these retailers.

A large portion of our net sales is derived from our two largest retail customers, Wal-Mart and Sam’s Club.  Net sales from these customers represented approximately 30% and 19%, respectively, of net sales for fiscal 2010 and 30% and 20%, respectively, in net sales for fiscal 2009.  A reduction in or total loss of orders from these customers could have an adverse impact on our operating results and prospects for growth.

Distribution

We distribute our products from our Statesville, North Carolina facility directly to our retail customers’ distribution centers across the United States. Under certain circumstances, we operate direct ship programs where our products are sent directly from a foreign manufacturer to a retail customer.  We also direct ship our products to a Canadian distributor to whom we have granted exclusive rights in Canada to sell our products.  Approximately 3.4% and 3.1% of our net sales for fiscal 2010 and 2009, respectively, were derived from Canada.

Raw Materials and Suppliers

Latex, vinyl, and nitrile are primary materials for disposable and reusable gloves.  Leathers, synthetics, cottons and other textiles are integrated into our work gloves to suit a variety of consumer needs.  Our glove products are currently manufactured by multiple suppliers in Malaysia, China, Taiwan, Thailand, Japan and Pakistan.  We are generally responsible for identifying a source for a particular raw material or glove accessory and for making arrangements for the prime contractor to source the item and for monitoring quality.  We seldom commit or advance any of our own capital to secure raw materials or accessory items used in the production process.  We typically conduct our business with overseas producers via purchase orders.

Competition

The glove market has a high degree of price competition.  We believe our diverse product line, relationships with recognizable brand names, distribution capabilities and product quality are our competitive advantages.  We face competition from a variety of other glove and wipes companies, including companies that are much larger than us.  In the U.S. consumer household gloves market, we compete against branded companies, companies who supply product for private label programs and a few promotional brands. Competitors in this market include Evercare, Clean Ones, and Playtex.  Our Stanley® work glove line competes with several companies, including Wells Lamont, Boss and West Chester. We concentrate on the consumer market and do not currently target the industrial work glove sector.

Employees

As of February 8, 2011, we had 37 full time employees and no part time employees.  From time to time, we may hire additional workers on a contract basis as the need arises.

Intellectual Property

Intellectual property rights that apply to our various products and services include patents, copyrights, trade secrets and trademarks.  The extent of the legal protection given to different types of intellectual property rights varies under different countries’ legal systems. We have filed and obtained a number of patents in the U.S.  For example, with nearly eighteen million people allergic to latex, the Company engineered a latex free alternative known as Nyplex™. The Company’s disposable and reusable Nyplex™ gloves are an alternative for persons with allergies to latex.

While our patents are an important element of our success, our business as a whole is not significantly dependent on any one patent.  We believe that the duration of the applicable patents that we are granted is adequate relative to the expected lives of our products. As we expand our product offerings into new industries, we also seek to extend our patent development efforts to patent such product offerings. Established competitors in existing and new industries, as well as companies that purchase and enforce patents and other intellectual property, may already have patents covering similar products. There is no assurance that we will be able to obtain patents covering our own products, or that we will be able to obtain licenses from such companies on favorable terms or at all.

To distinguish our products from our competitors’ products, we have obtained certain trademarks and trade names for our products. We also protect certain details about our processes, products, and strategies as trade secrets, keeping confidential the information that we believe provides us with a competitive advantage.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business

We have a history of operating losses and there can be no assurance that we can achieve or maintain profitability.

We have a history of operating losses and may not achieve or sustain profitability. We cannot guarantee that we will become profitable.  Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect our business, including our ability to raise additional funds.

Our operating results may fluctuate significantly and our stock price could decline or fluctuate if our results do not meet the expectation of analysts or investors.

We expect to experience substantial variations in our net sales and operating results from quarter to quarter.  As a result of fluctuations in our revenue and operating expenses that may occur, we believe that period-to-period comparisons of our results of operations are not a good indication of our future performance. It is possible that in some future quarter or quarters, our operating results will be below the expectations of securities analysts or investors. In that case, our common stock price could fluctuate significantly or decline.

Substantially all of our revenues have been derived from a relatively limited product line and our future success depends on our ability to expand our product line and achieve broader market acceptance of our products.

To date, our products have consisted mainly of work gloves, reusable wipes and cloths and other household products.  Our success and the planned growth of our business depend on us achieving greater and broader acceptance in our existing markets, as well as expansion of our product line. In this regard, we may be required to enter into new arrangements and relationships with vendors, suppliers and others, but cannot guarantee that we will be able to enter into such relationships or that we will be able to enter into such relationships on terms that are favorable to us.  We also may be required to undertake new types of risks or obligations that we may be unable to manage.  There can be no assurance that consumers will purchase our products or that retail outlets will stock our products.  Though we plan to continue to expend resources on promoting, marketing and advertising to increase product awareness, we cannot guarantee that any expenses we incur in such efforts will generate the desired product awareness or commensurate increase in sales of our products.  If we are unable to expand our product line, we may be unable to grow and expand our business or implement our business strategy.  This could materially impair our ability to increase sales and revenue and materially and adversely affect our margins, which could harm our business and cause our stock price to decline.

Our independent registered public accounting firm has expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our consolidated financial statements as of November 27, 2010 have been prepared under the assumption that we will continue as a going concern for the next twelve months. Our independent registered public accounting firm has issued a report that included an explanatory paragraph referring to our recurring net losses and negative cash flows from operations and expressing substantial doubt in our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to obtain additional equity financing or other capital, attain further operating efficiencies, reduce expenditures, and, ultimately, to generate additional revenue. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. We are continually evaluating opportunities to raise additional funds through public or private equity financings, as well as evaluating prospective business partners, and will continue to do so. However, if adequate funds are not available to us when we need it, and we are unable to enter into some form of strategic relationship that will give us access to additional cash resources, we will be required to even further curtail our operations which would, in turn, further raise substantial doubt about our ability to continue as a going concern.

A key component of our business strategy is the in-licensing of trademarks that are well known to consumers.

We rely on our licensed products for a significant part of our sales.  We could experience a material loss of revenues if we are unable to renew our license agreements or obtain new licenses.  Our fiscal 2010 net sales included $22 million of licensed brand name sales, including $10 million and $12 million of Stanley® and Mr. Clean® branded products, respectively.  If we fail to comply with the terms of our license agreements, or to protect against infringement, such failure could have a material adverse effect on our business. In addition, our license agreements may require minimum royalty payments, regardless of the level of sales of the licensed products. In the event royalty commitments under these agreements exceed the revenues generated by sales of the licensed products, our operating results would be negatively impacted.

If we are not able to identify new licensing opportunities or enter into other licensing arrangements on acceptable terms, we may be unable to diversify our line of products.  The terms of any licensing arrangement that we establish may not be favorable to us.  Furthermore, new licensing arrangements may not result in the level of sales that were originally expected.

The loss of one or more of our major customers could result in a material loss of revenues.

In fiscal 2010, we derived approximately 70% of our net sales from our top five customers. Wal-Mart and Sam’s Club accounted for approximately 30% and 19% respectively, of our net sales in fiscal 2010. We do not enter into long-term sales contracts with our major customers, relying instead on long-standing relationships and on our position in the marketplace. As a result, we face the risk that one or more of our major customers may significantly decrease their business with us or terminate their relationships with us.  Any such decrease or termination of our major customers’ business could result in a material decrease in our sales and operating results.

The acceptance of our products in the marketplace is affected by consumers’ tastes and preferences.

We believe that our success depends on our ability to provide products that satisfy the tastes and preferences for our end-users.  There can be no assurance that the demand for our products will not decline, or that we will be able to successfully and timely evaluate and adapt our products to changes in consumers’ tastes and preferences.

If we are unable to respond to the adoption of technological innovation in our industry and changes in consumer demand, our products will cease to be competitive, which could result in a decrease in revenue and harm our business.

Our continued success depends, in part, on our ability to differentiate our products by implementing new technologies, such as new materials and fabrics.  We may not, however, be able to successfully do so, and our competitors may be able to produce designs that are more appealing, implement new technologies or innovations in their design, or manufacture their products at a much lower cost.  These types of developments could render our products less competitive and possibly eliminate any differentiating advantage in design and materials that we might hold at the present time.

Profitability could be negatively impacted if we do not adequately forecast the demand for our products and, as a result, create significant levels of excess inventory or insufficient levels of inventory.

If we do not adequately forecast demand for our products and purchases inventory to support an inaccurate forecast, we could experience increased costs due to the need to dispose of excess inventory or lower profitability due to insufficient levels of inventory.

Our sales could be diminished if we are associated with negative publicity.

We do not control our independent manufacturers, vendors, licensors, or their labor practices.  A violation, or perceived violation of, law, including labor laws, by these independent manufacturers, vendors or licensors could interrupt or otherwise disrupt our supply chain or damage the value of the brands we license.  As a result, negative publicity regarding our Company, the brands we license or our products could adversely affect our reputation and sales.

We are dependent on independent manufacturers and vendors for all manufacturing services and materials.  A discontinued supply of such services and materials will adversely affect our projects.

We are dependent on independent manufacturers and vendors for all manufacturing services and materials. Services and materials purchased from our five largest manufacturers and vendors accounted for 53% for fiscal 2010. A discontinued supply of such services and materials will adversely affect our product costs and our success.

We have limited control over our independent manufacturers and vendors and we may experience delays, product recalls or loss of revenues if our products do not meet our quality standards or regulatory requirements.

Our independent manufacturers and vendors may not continue to provide products on a timely basis and consistent with our standards.  We have occasionally received, and may in the future continue to receive, shipments of product that are delivered late or that fail to conform to our quality control standards.  A failure of an independent manufacturer or vendor to ship products to us in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our retail customers or may result in diminished product quality, which may result in increased order cancellations and returns, decreased consumer demand for our products, or product recalls, any of which may have a material adverse affect on our results of operations and financial condition.

We depend on independent contract manufacturers to maintain sufficient manufacturing and shipping capacity.  This dependence could subject us to difficulty in obtaining timely delivery of products of acceptable quality.  In addition, a contractor’s failure to ship products to us in a timely manner or to meet the required quality standards could cause us to miss the delivery date requirements of our customers.  The failure to make timely deliveries may cause our customers to cancel orders, refuse to accept deliveries, impose non-compliance charges through invoice deductions or other charge-backs, demand reduced prices or reduce future orders, any of which could harm our sales, reputation and overall profitability.

We do not have long-term contracts with any of our independent manufacturers or vendors and any of these independent manufacturers or vendors may unilaterally terminate their relationship with us at any time.  While management believes that there exists an adequate supply of independent manufacturers and vendors to provide products and services to us, to the extent we are not able to secure or maintain relationships with independent manufacturers and vendors that are able to fulfill our requirements, our business would be harmed.

We have initiated standards for our suppliers, and monitor our independent contractors’ compliance with applicable labor laws, but we do not control our contractors or their labor practices.  The violation of federal, state or foreign labor laws by one of our contractors could result in us being subject to fines and our goods that are manufactured in violation of such laws being seized or their sale in interstate commerce being prohibited.  To date, we have not been subject to any sanctions that, individually or in the aggregate, have had a material adverse effect on our business, and we are not aware of any facts on which any such sanctions could be based.  There can be no assurance, however, that in the future we will not be subject to sanctions as a result of violations of applicable labor laws by our contractors, or that such sanctions will not have a material adverse effect on our business and results of operations.

Our dependence on foreign manufacturing and supply sources could result in disruptions to our operations in the event of political instability, unfavorable economic conditions, international events, or new foreign regulations and such disruptions may increase our cost of goods sold and decrease gross profit.

We source substantially all of our products through a network of vendors primarily in Asia, coordinated by our sourcing agents.  The following could disrupt our foreign supply chain, increase our cost of goods sold, decrease our gross profit, or impact our ability to get products to our customers:

•	financial instability of one or more of our major vendors;
•	political unrest, terrorism and economic instability resulting in the disruption of trade in foreign countries from which we source our products;
•	increases in transportation costs as a result of increased fuel prices;
•	the imposition of new regulations relating to imports, duties, taxes, and other charges on imports;
•	the occurrence of a natural disaster, unusual weather conditions, or an epidemic, the spread of which may impact our ability to obtain products on a timely basis;
•	changes in the United States customs procedures concerning the importation of apparel products;
•	unforeseen delays in customs clearance of any goods;
•	disruption in the global transportation network such as a port strike, world trade restrictions, or war;
•	the application of foreign intellectual property laws;
•	the ability of our vendors to secure sufficient credit to finance the manufacturing process including the acquisition of raw materials; and
•	exchange rate fluctuations between the United States dollar and the local currencies of foreign contractors.

These and other factors beyond our control could interrupt our manufacturers’ production in offshore facilities, influence the ability of our manufacturers to export our products cost-effectively or at all, inhibit our and our unaffiliated manufacturer’s ability to produce certain materials and interrupt our supply chain and delay receipt of our products into the United States, any of which could have an adverse effect on our business, financial conditions and operations.

Trade matters may disrupt our supply chain, which could result in increased expenses and decreased sales.

We cannot predict whether any of the countries in which our merchandise currently is manufactured or may be manufactured in the future will be subject to additional trade restrictions imposed by the U.S. and other foreign governments or entities such as the World Trade Organization, including the likelihood, type or effect of any such restrictions.  Trade restrictions, including increased tariffs or quotas, duties, embargoes, safeguards and customs restrictions, against apparel items, as well as U.S. or foreign labor strikes, work stoppages or boycotts, could increase the cost or limit the supply of apparel available to us, limit the countries from whom we can purchase our fabric or other component materials, and adversely affect our business, financial condition and results of operations.  We are unable to determine the impact of the changes to the quota system on our sourcing operations, particularly in China.  Our sourcing operations may be adversely affected by trade limits or political and financial instability resulting in the disruption of trade from exporting countries, significant fluctuation in the value of the U.S. dollar against foreign currencies, restrictions on the transfer of funds and/or other trade disruptions.

We operate in a highly competitive market and the size and resources of some of our competitors may allow them to compete more effectively than we can, resulting in a loss of market share and, as a result, a decrease in revenue and gross profit.

The glove market is highly competitive.  Both branded and private label manufacturers compete in the glove market.  Because of the fragmented nature of the industry, we also compete with many other manufacturers.  Some of our competitors have greater financial resources and larger customer bases than we have and are less financially leveraged than we are.  As a result, these competitors may be able to:

•	adapt to changes in customer requirements more quickly;
•	take advantage of acquisition and other opportunities more readily;
•	devote greater resources to the marketing and sale of their products; and
•	adopt more aggressive pricing strategies than we can.

We may be adversely affected by the fluctuation in raw material prices and selling prices of our products.

The raw materials used in our products may experience price volatility caused by events such as market fluctuations or changes in governmental programs. The market prices of raw materials may also experience significant upward adjustment, if, for instance, there is a material under-supply or over-demand in the market. These price changes may ultimately result in increases in the selling prices of our products, and may, in turn, adversely affect our sales volume, sales, operating income, and net income.

Currency exchange rate fluctuations and other supplier-related risks could increase our expenses.

Our products are manufactured by independent foreign manufacturers, with the largest concentration being in Asia. Difficulties encountered by these suppliers, such as fire, accident, natural disasters, outbreaks of contagious diseases or economic and political instability could halt or disrupt production of our products. Also, the prices we pay to these suppliers could increase if raw materials, labor or other costs increase. In addition, restrictive actions by foreign governments, a strengthening of foreign currency versus the U.S. dollar or changes in import duties or import or export restrictions could increase the prices at which we purchase finished goods.  If we are unable to pass these cost increases along to our customers, profitability could be adversely affected.

Failure to adequately protect intellectual property rights could adversely affect our business.

We in-license trademarks for use with our products and believe that having the use of distinctive marks that are readily identifiable by consumers is an important factor in creating a market for our products and increasing sales. We believe that trademarks we license from our licensors, our patents, and our other intellectual property rights are important to our success and our competitive position.  If our licensors are unsuccessful in challenging a third party’s products on the basis of trademark or design infringement or if we fail in challenging an infringement on our patents or other intellectual property, continued sales of these infringing products could adversely affect our sales. The actions that we and our licensors to protect trademarks, patents, and other intellectual property rights may not be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as violations of proprietary rights.

We may become subject to litigation for infringing the intellectual property rights of others.

Others may initiate claims against us for infringing on their intellectual property rights. We may be subject to costly litigation relating to such infringement claims and we may be required to pay compensatory and punitive damages or license fees if we settle or are found culpable in such litigation, we may be required to pay damages, including punitive damages. In addition, we may be precluded from offering products that rely on intellectual property that is found to have been infringed by us. We also may be required to cease offering the affected products while a determination as to infringement is considered. These developments could cause a decrease in our operating income and reduce our available cash flow, which could harm our business and cause our stock price to decline.

Our business depends substantially on the continuing efforts of our senior management and other key personnel, and our business may be severely disrupted if we lost their services.

Our future success heavily depends on the continued service of our senior management and other key employees. In particular, we rely on the expertise and experience of Jordan Glatt, our Chairman and Chief Executive Officer and President, and Alison Carpinello, our Chief Financial Officer and Vice President. If one or more of our senior executives are unable or unwilling to continue to work for us in their present positions, we may have to spend a considerable amount of time and resources searching, recruiting, and integrating the replacements into our operations, which would substantially divert management’s attention from our business and severely disrupt our business. This may also adversely affect our ability to execute our business strategy. Moreover, if any of our senior executives joins a competitor or forms a competing company, we may lose customers, suppliers, know-how, and key employees.

Our senior management’s limited experience managing a publicly traded company may divert management’s attention from operations and harm our business.

Our senior management team has relatively limited experience managing a publicly traded company and complying with federal securities laws, including compliance with recently adopted disclosure requirements on a timely basis.  Our management will be required to design and implement appropriate programs and policies in responding to increased legal, regulatory compliance and reporting requirements, and any failure to do so could lead to the imposition of fines and penalties and harm our business.

We may be unable to attract and retain qualified, experienced, highly skilled personnel, which could adversely affect the implementation of our business plan.

Our success depends to a significant degree upon our ability to attract, retain and motivate skilled and qualified personnel. If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. The loss of any key employee, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industries could harm our business.

Our business is impacted by general economic conditions and related uncertainties affecting markets in which we operate.

General economic conditions, in particular conditions that impact consumer spending and construction and industrial activity, could adversely impact our business. These conditions could result in reduced demand for our products, increased order cancellations and returns, an increased risk of excess and obsolete inventories and increased pressure on the prices of our products.

Difficult economic conditions could also increase the risk of extending credit to our retailers. Although we believe that our use of a commercial factor reduces such risk, the factor may at any time terminate or limit its approval of shipments to a particular customer, and the likelihood of the factor doing so may increase as a result of current economic conditions.  Such an action by the factor could result in the loss of future sales to the affected customer.

We could be subject to periodic litigation in both domestic and international jurisdictions that may adversely affect our financial position and results of operations.

From time to time we may be involved in legal actions regarding product liability, employment practices, trademark infringement and other litigation. In particular, we may be subject to product liability lawsuits from events arising out of an allergic reaction to our latex-based products.  Due to the inherent uncertainties of litigation in both domestic and foreign jurisdictions, we cannot accurately predict the ultimate outcome of any such proceedings. Proceedings could cause us to incur costs and may require us to devote resources to defend against these claims and could ultimately result in a loss against these claims, which could adversely affect our financial position and results of operations.

Risks Related to Ownership of Our Common Stock

Jordan Glatt has voting control over matters submitted to a vote of the stockholders, and he may take actions that conflict with the interests of our other stockholders and holders of our debt securities.

Jordan Glatt beneficially owns shares of our outstanding common stock representing more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally. Accordingly, Mr. Glatt has the power to control all matters requiring the approval of our stockholders, including the election of directors and the approval of mergers and other significant corporate transactions. The interests of Mr. Glatt and certain other stockholders may conflict with the interests of our other stockholders.

Jordan Glatt has pledged all of his shares of common stock as security for our obligations under the Debentures.

As security for our obligations under the Debentures, Jordan Glatt pledged all of his shares of our common stock.  In the event of a default under the Debentures, the holders thereof may realize upon such shares in order to satisfy the amount of the default.  Depending on the amount of the default, the holders may take ownership of a number of such shares such that Mr. Glatt will no longer control more than 50% of the votes eligible to be cast by stockholders in the election of directors and generally.

Our common stock has a limited trading market, which could affect your ability to sell shares of our common stock and the price you may receive for our common stock.

Our common stock is currently traded in the over-the-counter market and “bid” and “asked” quotations regularly appear on the OTC Bulletin Board under the symbol “ADSO.” There is only limited trading activity in our securities. We have a relatively small public float compared to the number of our shares outstanding. Accordingly, we cannot predict the extent to which investors’ interest in our common stock will provide an active and liquid trading market. Due to our limited public float, we may be vulnerable to investors taking a “short position” in our common stock, which would likely have a depressing effect on the price of our common stock and add increased volatility to our trading market.  The volatility of the market for our common stock could have a materially adverse effect on our business, results of operations and financial condition. There cannot be any guarantee that an active trading market for our securities will develop or, if such a market does develop, will be sustained. Accordingly, investors must be able to bear the financial risk of losing their entire investment in our common stock.

Our common stock is quoted only on The OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on The OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or The NASDAQ Stock Market. The quotation of our shares on The OTC Bulletin Board may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock, and could have a long-term adverse impact on our ability to raise capital in the future.

If we are unable to adequately fund our operations, we may be forced to voluntarily file for deregistration of our common stock with the Commission.

Compliance with the periodic reporting requirements required by the Commission consumes a considerable amount of both internal, as well external, resources and represents a significant cost for us.  We estimate that we will incur approximately $200,000 in costs in connection with compliance with the periodic reporting requirements required by the Commission on an annual basis.  If we are unable to continue to devote adequate funding and the resources needed to maintain such compliance, while continuing our operations, we may be forced to deregister with the Commission.  If we file for deregistration, our common stock will no longer be listed The OTC Bulletin Board, and it may suffer a decrease in or absence of liquidity as after the deregistration process is complete, our common stock will only be tradable on the “Pink Sheets.”

Because we became public by means of a “reverse merger,” we may not be able to attract the attention of major brokerage firms.

Additional risks may exist since we will become public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is little incentive to brokerage firms to recommend the purchase of our common stock. We cannot assure you that brokerage firms will want to conduct any secondary offerings on behalf of our company in the future.

The sale of securities by us in any equity or debt financing could result in dilution to our existing stockholders and have a material adverse effect on our earnings.

Any sale of common stock by us in a future private placement offering could result in dilution to the existing stockholders as a direct result of our issuance of additional shares of our capital stock.  In addition, our business strategy may include expansion through internal growth, by acquiring complementary businesses, by acquiring or licensing additional brands, or by establishing strategic relationships with targeted customers and suppliers.  In order to do so, or to finance the cost of our other activities, we may issue additional equity securities that could dilute our stockholders’ stock ownership.  We may also assume additional debt and incur impairment losses related to goodwill and other tangible assets if we acquire another company and this could negatively impact our earnings and results of operations.

Future sales of our common stock in the public market could lower the price of our common stock and impair our ability to raise funds in future securities offerings.

Future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price of our common stock and could make it more difficult for us to raise funds in the future through a public offering of its securities.

The market price of our common stock may be volatile and may be affected by market conditions beyond our control.

The market price of our common stock is subject to significant fluctuations in response to, among other factors:

•	variations in our operating results and market conditions specific to glove and apparel companies;
•	changes in financial estimates or recommendations by securities analysts;
•	announcements of innovations or new products or services by us or our competitors;
•	the emergence of new competitors;
•	operating and market price performance of other companies that investors deem comparable;
•	changes in our board or management;
•	sales or purchases of our common stock by insiders;
•	commencement of, or involvement in, litigation;
•	changes in governmental regulations; and
•	general economic conditions and slow or negative growth of related markets.

In addition, if the market for stocks in our industry, or the stock market in general, experience a loss of investor confidence, the market price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause the price of our common stock to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to the board of directors and management.

We do not intend to pay dividends for the foreseeable future, and you must rely on increases in the market prices of our common stock for returns on your investment.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.  In addition, we are prohibited from paying any dividends by our financing arrangements with FGI.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The Commission has adopted regulations which generally define so-called “penny stocks” as an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our shares of common stock become a “penny stock”, we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to restrict any person from participating in a distribution of penny stock if the Commission finds that such a restriction would be in the public interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The financial data for fiscal 2010 and fiscal 2009 discussed below is derived from the audited consolidated financial statements of Magla Products, Magla’s predecessor company and former parent.  On February 8, 2011, Magla Products contributed substantially all of its assets, and Magla assumed substantially all of the liabilities of Magla Products.  The audited consolidated financial statements of Magla Products for fiscal 2010 and fiscal 2009 are prepared and presented in accordance with generally accepted accounting principles in the United States. The financial data discussed below is only a summary and should be read in conjunction with the historical consolidated financial statements and related notes of Magla Products contained elsewhere herein. The financial statements contained elsewhere fully represent Magla Products’ financial condition and operations; however, they are not indicative of our future performance.

Overview

We design, arrange for manufacture, market and distribute disposable, reusable and work-related gloves to consumers across a number of major classes of retail trade.  We offer more than forty different styles and designs of reusable and disposable household gloves and over one hundred forty different work gloves.  Although we believe our products are useful for a variety of consumers, our end users typically include tradesman, do-it-yourself users, gardeners, cleaning services and household members.  We also offer a line of reusable wipes and cloths.

We seek to align our product lines with popular brands in order to connect retailers’ demands for brands that are easily recognizable by consumers.  In this regard, we have entered into licensing arrangements with several well-recognized brands.  We derive a significant amount of our net sales from the sale of our Mr. Clean® and Stanley® branded products.  Net sales derived from the sale of these products accounted for approximately 33% and 27% respectively, of net sales for fiscal 2010 and 34% and 26%, respectively, of net sales for fiscal 2009.

We serve many of the leading retailers in the United States, including big box stores, home centers, membership-only retail warehouse clubs, discount retailers, supermarkets, hardware stores, retail pharmacy stores and other classes of retail trade.  Historically, the majority of our revenue has been derived from big box stores, home centers, membership-only retail warehouse clubs, as wells as drug and grocery stores.  We intend to continue to emphasize and expand our relationships with these retailers.

A large portion of our net sales is derived from our two largest retail customers, Wal-Mart and Sam’s Club.  Net sales from these customers represented approximately 30% and 19%, respectively, of net sales for fiscal 2010 and 30% and 20%, respectively, in net sales for fiscal 2009.

Our glove products are currently manufactured by multiple suppliers in Malaysia, China, Taiwan, Thailand, Japan and Pakistan.  We are generally responsible for identifying a source for a particular raw material or glove accessory and for making arrangements for the prime contractor to source the item and for monitoring quality.  We seldom commit or advance any of our own capital to secure raw materials or accessory items used in the production process.

We distribute our products from our Statesville, North Carolina facility directly to our retail customers’ distribution centers across the United States. Under certain circumstances, we operate direct ship programs where our products are sent directly from a foreign manufacturer to a retail customer.  We also direct ship our products to a Canadian distributor.  Approximately 3.4% and 3.0% of our net sales for fiscal 2010 and 2009, respectively, were derived from Canada.

In fiscal 2010, our net sales decreased 15.8% to $36,670,851 from $43,568,257 in fiscal 2009.  Likewise, our gross profit decreased 38.7% to $6,116,515 in fiscal 2010 from $9,976,819 in fiscal 2009. As of November 27, 2010, we had cash and cash equivalents of $183,788. We also had total current assets of $11,558,630 and total current liabilities of $23,433,513.

There exists substantial doubt about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations. Additionally, our independent auditors included an explanatory paragraph in their report on our consolidated financial statements included in this report that raises substantial doubt about our ability to continue as a going concern. No assurance can be given that any financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

Recent Developments

Reverse Acquisition of Magla

On February 8, 2011, we completed a reverse acquisition transaction through a share exchange with Magla Products whereby we acquired all of the issued and outstanding membership units of Magla in exchange for 13,455,700 shares of our common stock, par value $0.0001 per share.  As a result of the reverse acquisition, Magla became our wholly owned subsidiary and Mr. Jordan Glatt became our controlling stockholder. The share exchange transaction with Magla was treated as a reverse acquisition, with Magla as the acquirer and the Company as the acquired party.  As a result of our acquisition of Magla, we now own all of the issued and outstanding membership interests in Magla and we have assumed the business and operations of Magla and its subsidiaries.

Financing Transaction

On February 8, 2011, we also completed a private offering (the “Offering”) with a group of accredited investors (the “Purchasers”) for total gross proceeds to the Company of $1,458,200. Pursuant to a securities purchase agreement with the Purchasers (the “Securities Purchase Agreement”), we issued to the Purchasers 8% Original Issue Discount Convertible Debentures (the “Debentures”) in the aggregate principal amount of $1,585,000 which are convertible into shares of our common stock at an initial conversion price of $0.583 per share (the “Conversion Price”).  In addition, we issued to the Purchasers five-year warrants to purchase an aggregate of 1,359,346 shares of common stock at an initial exercise price of $0.67 per share (the “A Warrants”) and five-year warrants to purchase an aggregate of 1,359,346 shares of common stock at an initial exercise price of $0.73 per share (the “B Warrants” and together with the A Warrants, the “Warrants”).  We also issued 500,000 shares of our common stock to the lead Purchaser in the Offering (the “Lead Purchaser Shares”). The Lead Purchaser Shares were issued pursuant to the Securities Purchase Agreement to an “Initial Investor” as such term is defined in the Securities Purchase Agreement.

The obligations of the Company under the Debentures rank junior to that certain accounts receivable financing facility and inventory financing facility with Faunus Group International, Inc., which is secured by a first priority security interest in all of the Company’s and its Subsidiaries’ assets and the proceeds thereof (collectively, the “Senior Debt”). The obligations of the Company under the Debentures rank senior to all other obligations of the Company for indebtedness for borrowed money or the purchase price of property other than the Senior Debt.

The Debentures accrue interest at a rate of 12% per annum on the unpaid and unconverted Principal Amount of the Debentures (the “Principal Amount”) and such interest is payable quarterly in arrears.  The Debentures are convertible, in whole or in part, into shares of common stock at the option of the holder, at any time and from time to time, at the Conversion Price.  The Conversion Price is subject to adjustment for certain events, including the payment of a dividend payable in capital stock of the Company, any stock split, combination, or reclassification and certain issuances of our common stock or securities convertible into or exercisable for common stock at a price per share or conversion price per share less than the then applicable Conversion Price.

The Company has an optional redemption right to redeem some or all of the then outstanding Principal Amount for a price equal to 110% of the then outstanding Principal Amount plus all liquidated damages and other amounts due in respect of the Debentures.  In addition, on the first day of each month, commencing on December 1, 2011, the Company is required to redeem 1/18th of the then outstanding Principal Amount in cash or in shares of the Company’s common stock at the then Conversion Price.  In the event of a “change of control” (as such term is defined in the Debentures), the holders of the Debentures shall have the right to require the Company to redeem, all of the then outstanding Principal Amount of this Debenture for cash in an amount equal to 125% of the then outstanding Principal Amount plus all liquidated damages and other amounts due in respect of the Debentures.

As long as any portion of any of the Debentures remain outstanding, unless consented to by the holders of a majority of the Principal Amount, the Company may not, other than with respect to certain permitted indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money, other than certain permitted liens, enter into, create, incur, assume or suffer to exist any liens of any kind, repay, repurchase or otherwise acquire more than a de minimis number of shares of its common stock or securities convertible into or exercisable for shares of common stock (subject to certain exceptions), repay, repurchase or otherwise acquire any indebtedness, other than with respect to permitted indebtedness or the Debentures.

Upon the occurrence of an “event of default” (as such term is defined in the Debentures) the Debenture holders may elect to declare the Principal Amount plus accrued but unpaid liquidated damages and other amounts owing in respect thereof immediately due and payable in cash.  Until the earlier of such time as the event of default has been cured, the interest rate on the Debentures shall accrue at an interest rate equal to 18% per annum and the Conversion Price shall be reduced to 50% of the average of the volume weighted average price the 5 consecutive trading days immediately prior to the date of such event of default.  In addition, for each 90 day period during which an event of default has occurred and is continuing, each Debenture holder will be entitled to receive a warrant in an amount equal to 25% of the original Warrants issued to such holder.

The Debentures are secured by a second lien position on the Company’s assets pursuant to a security agreement with the Purchasers.
In addition, Jordan Glatt, our President and Chief Executive Officer and principal stockholder pledged all of his shares of our common stock as security for the Company’s performance of its obligations under the Debentures.

The A Warrants are exercisable for an aggregate of 1,359,346 shares of our common stock and the B Warrants are exercisable for an aggregate of 1,359,346 shares of our common stock.  The Warrants are exercisable for a period of five years from the original issue date.  The exercise price with respect to the A Warrants is $0.67 and $0.73 with respect to the B Warrants.  The exercise price for both warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.  If a registration statement covering the shares of common stock underlying the Warrants within nine months of the original issue date, the Warrants may be exercised on a cashless basis.

In connection with the sale of the Debentures and Warrants, we entered into a registration rights agreement with the Purchasers pursuant to which we agreed to register all of the shares of our common stock underlying the Debentures and the Warrants (the “Registrable Securities”) on a Form S-1 registration statement (the “Registration Statement”) to be filed with the Commission within 60 calendar days following the closing date of the Offering and to use our best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible, but in no event later than 180 days following the closing of the Offering.  We are subject to certain penalties if we do not timely file the Registration Statement, or if it is not declared effective by the Commission in a timely manner.

Pursuant to the Securities Purchase Agreement, the Purchasers were also granted the following rights:

•
The right to participate in certain of the Company’s future financing transactions (“Subsequent Financings”).  The Purchasers will have the right to participate in an amount of the Subsequent Financing equal to 100% of the Subsequent Financing amount, on the same terms, conditions and price provided for in the Subsequent Financing.  The Company is required to provide certain notices to the Purchasers in respect of any contemplated Subsequent Financing. In order for the Purchasers to participate in such financing transactions, such Purchasers must respond to the Company’s notices in accordance with the provisions of the Securities Purchase Agreement

•
Other than with respect to certain issuances, the holders of Debentures shall have the right to convert the aggregate Principal Amount of all of the Debentures then outstanding plus accrued but unpaid interest into securities of the Company being issued in a Subsequent Financing at a rate equal to, for each $1 of Principal Amount of the Debenture then outstanding plus accrued but unpaid interest surrendered, $1 of new consideration offered for such securities in the Subsequent Financing.

In connection with the sale of the Debentures and Warrants, Jordan Glatt, our President and Chief Executive Officer and principal stockholder, entered into an Unconditional Guaranty in favor of the Purchasers pursuant to which he personally guaranteed payment of principal of, and interest on the Debentures and all other payment obligations of the Company due thereunder (the “Guaranty”).

As security for the Guaranty, Mr. Glatt entered into a Securities Escrow Agreement pursuant to which he pledged 11,075,325 of his shares of the Company’s common stock, which such shares represent all of the shares of our common stock owned by Mr. Glatt.  In the event of a default under the Securities Escrow Agreement, the Purchasers may instruct the escrow agent to sell or to transfer and register in the Purchaser’s own names such amount of such shares as may be necessary to yield the sums then owed to the Purchasers as a result of an event of default.

Sale of Accounts and Security Agreement

On January 25, 2011, Magla Products entered into an accounts receivable financing agreement with Faunus Group International, Inc. (“FGI”).  In connection with the Magla Reorganization, this agreement was assigned to Magla.  Under the terms of the Sale of Accounts and Security Agreement, Magla may offer to sell its accounts receivable to FGI each month during the term of the agreement, up to a maximum amount outstanding at any time of $10,000,000 (the “Facility Amount”). We are not obligated to offer accounts in any month and FGI has the option to decline to purchase any accounts.

FGI will purchase accounts on either a “credit approved” basis or with “full recourse” basis, as determined by FGI in its sole and absolute discretion. In the absence of written credit approval, the purchased accounts shall be purchased with full recourse. In addition, if FGI fails to collect a purchased account within ninety (90) days of its maturity for which credit approval has been given, FGI shall pay us the Net Invoice Amount of such purchased account within a reasonable time period subject to the terms and provisions states herein.  Net Invoice Amount is defined in the agreement as the invoice amount of the purchased account, less returns (whenever made), all selling discounts, and credit or deductions of any kind allowed or granted to or taken by the account debtor.

In addition, upon request, FGI may, in its sole discretion, advance to Magla up to 50% of the eligible inventory, not to exceed 75% of the net orderly liquidation value of such inventory outstanding at the time any such advance is made, less: (i) any inventory-in-transit without appropriate shipping documents; (ii) bulk gloves; (iii) propriety seller gloves; (iv) 5% reserve on raw materials; (v)10% reserve on finished goods and (vi) any fees, actual or estimated that are chargeable to the reserve account.

The purchase price that FGI will pay for each purchased account shall equal the Net Invoice Amount thereof less FGI’s fees. No discount, credit, allowance or deduction with respect to any purchased account, unless shown on the face of an invoice, shall be granted or approved by Magla to any account debtor without FGI’s prior written consent.  In addition, we will receive the purchase price less (i) any Required Reserve Amount or credit balance that FGI, in FGI’s sole and absolute discretion, determines to hold, (ii) moneys remitted, paid, or otherwise advanced by FGI to or on our behalf (including any amounts which FGI reasonably determines that we may be obligated to pay in the future), and (iii) any other charges provided for under the agreement.

Magla paid to FGI a one-time non-refundable fee in the amount of $100,000 upon signing the agreement.  Also, Magla is required to pay FGI a monthly collateral management fee equal to 0.45% of the average monthly balance of purchased accounts.  So long as no event of default under the agreement has occurred, such percentage shall be reduced to 0.33% after the first six months of the term of the agreement if we receive net cash proceeds of at least $3,000,000 in connection with a debt or equity offering.  Magla is also required to pay a non-refundable monthly inventory management service fee equal to 0.55% on the net daily balance of all outstanding advances against its eligible inventory.  The minimum monthly net funds employed during each contract year shall be three million three hundred fifty thousand dollars ($3,350,000) and any deficiency will be subject to a charge against Magla

Performance of our obligations under the agreement is secured by a first priority security interest in all of our assets.

The original term of the agreement is thirty six (36) months from the date of the agreement. The agreement will renew automatically for an additional three years for each succeeding term unless written notice of termination is given by either party at least 60 days, but not more than 120 days, prior to the end of the original term or any extension thereof. In the event we terminate the agreement prior to the end of the original term or any extensions thereof, we will be required to pay FGI an early termination fee in the amount of $300,000 if within 360 days, $250,000 if after 360 days but before 720 days after the commencement of the agreement and $200,000 if after 720 days after the commencement of the agreement. FGI may terminate the agreement at any time by giving not less than sixty (60) days notice in which event, we will not be required to pay any termination fee.

The foregoing description of the terms of the accounts receivable financing agreement with FGI is qualified in its entirety by reference to the provisions of the Sale of Accounts And Security Agreement filed as Exhibit 10.11 to this report, which is incorporated by reference herein.

Results of Operations

The following table summarizes changes in selected operating indicators of the Company, illustrating the relationship of various income and expense items to net sales for the respective periods presented (components may not add or subtract to totals due to rounding):

	Fiscal
	2010	2009
Net Sales	100.0%	100.0%

Costs and expenses:
Cost of sales	83.3	77.1
Selling	17.4	15.5
General and Administrative	9.3	7.7
Loss from operations	(10.0)	(0.3)
Other expense	(1.8)	(1.6)
Net loss	(11.7)	(1.9)

Fiscal 2010 Compared With Fiscal 2009

Net Sales: Net sales in fiscal 2010 were $36,670,851, compared with $43,568,257 in fiscal 2009, reflecting a decrease of 15.8%. The decline in net sales in fiscal 2010 was primarily attributable to the elimination of the disposable medical glove product line. Magla decided to not pursue this segment of the market unless its gross profit requirement could be met.

Cost of Sales: Cost of sales in fiscal 2010 were $30,554,336 compared with $33,591,438 in fiscal 2009, reflecting a decrease of 9.0%.  The decrease in cost of sales in fiscal 2010 was primarily attributable to the elimination of the disposable medical glove product line. As a percentage of net sales, cost of sales increased by 6.2% in fiscal 2010 due to increased commodity costs but the majority of the increase was due to one time expenses in order to keep Magla’s supply chain flowing.  Expenses with significant increases were mainly contract labor and expedited in-bound freight.  The largest components of cost of sales in fiscal 2010 and 2009 were materials, duty and in bound freight which totaled $25,505,146 in fiscal 2010 and $31,516,760 in fiscal 2009.  In fiscal 2010, variable costs were 7.5% and fixed costs were 4.5% of total cost of sales whereas in fiscal 2009, variable cost was 4.5% and fixed costs were 4.6% of total cost of sales.

SG&A Expenses: SG&A expenses in fiscal 2010 were $9,766,266, compared with $10,123,875 in fiscal 2009, reflecting a decrease of 3.5%. As a percentage of net sales, SG&A expense increased 3.7%.  The decrease in SG&A expense in fiscal 2010 was primarily attributable to a decrease in outbound freight and royalties which fluctuate according to revenue. SG&A expenses include royalty expenses which totaled $2,029,522 in fiscal 2010 and $2,216,808 in fiscal 2009. The decrease in royalty expense was attributable to the reduction in revenue.

Loss from operations: In fiscal 2010, our loss from operations increased by $ 3,502,695, or 2,382%, to $3,649,751 compared to our loss from operations of $147,056 in fiscal 2009. The increase in our loss from operations was due to a decrease in revenue and increases in extraordinary costs in contract labor and expedited freight to keep our goods flowing to the customers.

Other expense: Other expenses decreased by $46,209, or 6.7%, to $648,213 in fiscal 2010 compared to other expenses of $694,422 in fiscal 2009.  The decrease in other expenses was primarily attributable to a reduction in interest expense due to a reduction in outstanding borrowings.  Interest expense in fiscal 2010 and 2009 were partially offset by interest income from notes receivable of $338,844 and $338,843 in fiscal 2010 and 2009, respectively.

Net loss: We incurred a net loss of $4,297,964, or 11.7% of net sales, in fiscal 2010 compared to a net loss of $841,478, or 1.9% of net sales, in fiscal 2009.

Liquidity and Capital Resources

As of November 27, 2010, we had cash and cash equivalents of $183,788. The following table provides a summary of our net cash flows from operating, investing, and financing activities.  We have historically financed our operations primarily through net cash flow from operations, short-term borrowings and equity contributions by our stockholders.

	Fiscal
	2010	2009
Net cash provided by operating activities	$5,047,837	$2,521,613
Net cash used in investing activities	(39,382)	(83,437)
Net cash used in financing activities	(5,058,455)	(2,559,165)
Net decrease in cash and cash equivalents	(50,000)	(120,989)
Cash and cash equivalents, beginning of year	233,788	354,777
Cash and cash equivalents, end of year	183,788	233,788

We plan to fund our activities during the balance of fiscal 2011 and beyond through the sale of debt or equity securities or bank financing. The proceeds from the first round of the Offering will not be enough to sustain company operations for longer than four months.  The Company anticipates that it will need to raise an additional $3 million to meet its cash needs over the next twelve months. Thereafter, the Company expects that cash flow from its asset based loan with FGI plus operations will allow it to meet its obligations. We are subject to certain restrictions under the terms of the Securities Purchase Agreement and the Debentures which could affect our ability to obtain additional financing. We cannot be certain that such funding will be available on acceptable terms, or available at all. To the extent that we raise additional funds by issuing debt or equity securities or through bank financing, our stockholders may experience significant dilution. If we are unable to raise funds when required or on acceptable terms, we may have to significantly scale back, or discontinue, our operations.

The Company also expects to continue to fund its operations through its asset based loan available through FGI described above.  Pursuant to the terms of the agreement with FGI, FGI may lend up to 85% of accounts receivable and may advance up to 50% of eligible inventory, not to exceed 75% of the net orderly liquidation value of such inventory outstanding at the time any such advance is made.  The total total facility amount is $10 million.  The Company projects that it will borrow up to $8.5 million of the FGI facility within the next 12 months.

The Company is in the process of negotiating extended terms with its suppliers to pay old accounts payable and accrued expenses.  The Company is also working with its suppliers to reduce payment terms going forward.

At this time there are no commitments for capital expenditures and if there are any in the upcoming year they will be minimal.

If the Company cannot obtain additional funds, the Company will be forced to reduce its investment in new products and reduce trade show and marketing programs which may materially and negatively impact sales and profit.  A substantial shortfall in performance could negatively impact cash and would also affect the Company’s ability to meet its short term obligations in addition to its long term payment plans.

Net cash flow from operating activities

Net cash provided by operating activities in fiscal 2010 was $5,047,837 compared to net cash provided by operating activities in fiscal 2009 of $2,521,613. The increase in fiscal 2010 as compared to fiscal 2009 was due to a reduction in outstanding receivables and a reduction in inventory. The increase in accounts payable also contributed to the net cash provided.

Net cash flow from investing activities

Net cash used by investing activities in fiscal 2010 was $39,382 compared to net cash used in investing activities in fiscal 2009 of $83,437.  The decrease in fiscal 2010 as compared to fiscal 2009 was due to reduction of property and equipment purchases.

Net cash flow from financing activities

Net cash used in financing activities in fiscal 2010 was $5,058,455 compared to net cash used in financing activities in fiscal 2009 of $2,559,165.  The increase in fiscal 2010 compared to fiscal 2009 is due to the significant repayment of both the term loan and the revolving line of credit.

Going Concern

We have sustained losses and we expect such losses to continue through the fiscal 2011.  We expect to finance our operations primarily through our existing cash, our operations and any future financing.  However, there exists substantial doubt about our ability to continue as a going concern because we will be required to obtain additional capital in the future to continue our operations and there is no assurance that we will be able to obtain such capital, through equity or debt financing, or any combination thereof, or on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, our operations would be materially negatively impacted. Therefore, there is substantial doubt as to our ability to continue as a going concern. Additionally, our independent auditors included an explanatory paragraph in their report on our consolidated financial statements included in this report that raises substantial doubt about our ability to continue as a going concern.  Our ability to complete additional offerings is dependent on the state of the debt and/or equity markets at the time of any proposed offering, and such market’s reception of the Company and the offering terms. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less when acquired. Cash and cash equivalents are insured by the Federal Deposit Insurance Corporation, subject to certain limitations.

Fair Value of Financial Instruments

The carrying amounts reported in the balance sheets for current assets and current liabilities approximate fair value due to their short-term nature. The carrying amounts reported for long-term debt approximate fair value because the underlying instruments bear interest rates which approximate current market rates for obligations with similar terms.  The amounts reported for loans payable to related entities and former members are reported at carrying value because it was impracticable to determine their fair value.

Accounts Receivable

Accounts receivable are stated at net realizable value.  An allowance for doubtful accounts is recorded based on a combination of historical experience, aging analysis and information on specific accounts.  Account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  Accounts are considered past due or delinquent based on contractual terms and how recently payments have been received.  The allowance for doubtful accounts was approximately $111,000 and $123,000 at November 27, 2010 and November 28, 2009, respectively.

Inventories

Inventories are valued at the lower of cost (first-in, first-out basis) or market.

Property, Equipment and Improvements

Property, equipment and improvements are stated at cost and are depreciated using the straight-line method over estimated useful asset lives, which range from 5 to 10 years for furniture and equipment.  Leasehold improvements are amortized over the lesser of the useful life or the lease term.

Patents and Trademarks

Patents and trademarks, included in other assets, are amortized on the straight-line basis by annual charges to operations over their estimated lives.

Revenue Recognition

Revenue is recognized when goods are shipped to customers either from the Company’s warehouse or directly from the Company’s overseas suppliers.  Shipments are made by common carrier.  Standard terms for shipments are freight on board shipping point, at which time we have completed all performance obligations to consummate the sale.  Revenue is reported net of reserves for sales returns and allowances.  Sales returns and allowances, which include cooperative advertising costs, are estimated based on the specific agreements and/or historical patterns with major accounts.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company evaluates the carrying value of long-lived assets whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. When factors indicate the asset may not be recoverable, the Company compares the related undiscounted future net cash flows to the carrying value of the asset to determine if impairment exists.  If the expected future net cash flows are less than the carrying value, the asset is written down to its estimated fair value. When assets are removed from operations and held for sale, the impairment loss is estimated as the excess of the carrying value of the assets over their fair value.  No such impairments of long-lived assets were recorded for the years ended November 27, 2010 and November 28, 2009.

DESCRIPTION OF PROPERTY

Our executive and operating offices are located at 159 South Street Morristown, New Jersey 07960. We lease all of our office space and do not own any real property.  We also lease a 165,000 sq. ft. distribution center located in Statesville, North Carolina from a member of the Glatt family.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of February 8, 2011 with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 159 South Street, Morristown, New Jersey 07960.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Jordan Glatt	11,075,325	(1)	69.47%
Christopher Carey	2,744,300	(2)	16.01%
Alison Carpinello	250,000		1.57%
Edward F. Myers III (3)	0		*
All directors and executive officers as a group (4 persons) (4)(5)	14,069,625		82.07%

Mitchell Glatt 45 E. 62nd Street, Apt. 3A New York, New York 10021	1,930,375		12.11%

* Less than 1%

(1) As of February, 8, 2011, Mr. Glatt had pledged all of his shares of common stock as security for the Company’s obligations under the Debentures.
(2) Includes 1,544,300 shares of common stock held by Chris Carey Advisors, LLC, a limited liability company of which Mr. Carey is the sole member.  The amount reported also includes shares of common stock underlying a warrant issued by the Company to Chris Carey Advisors, LLC to purchase 1,200,000 shares of the Company’s common stock, exercisable within 60 days of February 8, 2011.
(3) Mr. Myers, our former President and Chief Executive Officer, has resigned from our board of directors, effective on the tenth day following the mailing of the Information Statement to our stockholders.
(4) In connection with the closing of the Offering, Messrs. Glatt and Carey and Ms. Carpinello entered into lock-up agreements with the Company pursuant to which each is restricted from offering, pledging, selling, contracting to sell, selling any option or contracting to purchase, lend, transfer or otherwise dispose of any shares of common stock of the Company or any other securities convertible or exercisable for shares of the Company’s common stock.
(5) The Board of Directors, after reviewing the functions of all of our officers, both in terms of designated function and functions actually performed, has determined that only Mr. Glatt and Ms. Carpinello are deemed to be officers or executive officers of the Company for reporting purposes under Item 403 of Regulation S-K of the Securities Act.

Changes in Control

Jordan Glatt has pledged all of his shares of our common stock as security for the Company’s performance under the Debentures.  In the event the Company defaults on the payment of principal or interest or in its other obligations under the Debentures, the holders thereof may realize upon such shares in an amount that may result in a change in control of the Company.

DIRECTORS AND EXECUTIVE OFFICERS

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Jordan Glatt (1)	48	Chairman, President and Chief Executive Officer
Christopher Carey (1)	58	Director
Alison Carpinello	49	Chief Financial Officer and Vice President
Edward F. Myers III (2)	43	Director

(1) Messrs. Glatt and Carey will become directors on the tenth day following the mailing of the Information Statement to our stockholders, which such mailing is expected to occur on or about February 15, 2011.
(2) Mr. Myers, our former President and Chief Executive Officer, has resigned from our board of directors, effective on the tenth day following the mailing of the Information Statement to our stockholders.

Jordan Glatt was appointed President and Chief Executive Officer of the Company on February 8, 2011 and will become the Chairman of our board of directors on the tenth day following the mailing of the Information Statement to our stockholders.  Mr. Glatt has served as the President of our predecessor company, Magla Products, LLC, since 1986.  Mr. Glatt earned a BA from Drew University in 1984.  Mr. Glatt also serves as Mayor of Summit, New Jersey.

Christopher Carey will become a member of our board of directors on the tenth day following the mailing of the Information Statement to our stockholders.  Mr. Carey is the President of Chris Carey Advisors, LLC, a management consulting company which Mr. Carey formed in March 2009.  Mr. Carey is a member of the World Presidents’ Organization, the Chief Executives Organization, and past chapter chairman of the Young Presidents’ Organization. He was named Entrepreneur of the Year by New Jersey magazine in 1998 and Small Business Philanthropist of the Year by the Community Foundation of New Jersey in 1997.  Mr. Carey earned a Bachelor of Arts degree from Princeton University in 1975.  He currently is a Director and sits on the Board of GSM Systems, a technology services provider headquartered in New York.  He is a contributing columnist for Forbes Magazine.

Alison Carpinello was appointed Chief Financial Officer and Vice President on February 8, 2011.  Ms. Carpinello has served as Chief Financial Officer of our predecessor company, Magla Products, since 1998.  Ms. Carpinello began her career with Magla as a cost accountant in 1983 and became Assistant Controller in 1988.  Ms. Carpinello earned a Bachelor of Science in Accounting from Monmouth University in 1983.

Edward F. Myers III has been a member of our board of directors since August 15, 2007 and served as our President from August 2007 to the closing of our reverse acquisition of Magla on February 8, 2011. Mr. Myers has owned and operated “Myers Painting” a sole proprietorship for the last six years. Mr. Myers is a licensed painting contractor in the state of California.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees, or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates, or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Jordan Glatt, our President and Chief Executive Officer, Alison Carpinello, our Chief Financial Officer and Edward F. Myers, III, our former President, for all services rendered in all capacities to us and our subsidiaries in fiscal 2010 and 2009.  These three executive officers are referred to as the “named executive officers” throughout this report.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2010 and 2009.

Name and Principal Position	Year	Salary($) (4)	Bonus($)	All Other Compensation ($) (5)	Total($)
Jordan Glatt (1)	2010	$368,060	$0	$203,656	$571,716
President and	2009	$537,100	$0	$322,198	$859,298
Chief Executive Officer

Alison Carpinello (2)	2010	$120,884	$-	$11,500	$132,384
Chief Financial Officer and	2009	$120,000	$10,500	$12,000	$142,500
Vice President

Edward F. Myers, III (3)	2010	$0	$0	$0	$0
Former President	2009	$0	$0	$0	$0

(1) On February 8, 2011, we acquired Magla from Magla Products in a reverse acquisition transaction and, in connection with that transaction, Mr. Glatt was appointed as our President and Chief Executive Officer and Ms. Carpinello was appointed as our Chief Financial Officer and Vice President.  The amounts in this table reflect compensation awarded or paid by Magla, or its predecessors, to Mr. Glatt and Ms. Carpinello in fiscal 2010 and 2009.
(2) Ms. Carpinello was appointed as our Chief Financial Officer and Vice President on February 8, 2011.  The amounts in this table reflect compensation awarded or paid by Magla, or its predecessors, to Ms. Carpinello in fiscal 2010 and 2009.
(3) Mr. Myers resigned as an executive officer of the Company on February 8, 2011.  Prior to his resignation, he was the Company’s principal executive officer.
(4) For Ms. Carpinello, salary includes payment of $5,000 under a non-qualified deferred compensation plan paid on behalf of Ms. Carpinello in each of fiscal 2010 and 2009. See “Amended and Restated Deferred Compensation Plan” below.
(5) The compensation reflected in “All Other Compensation” for Mr. Glatt in fiscal 2010 includes travel and entertainment expenses of $126,545, an automobile allowance of $18,525 and payment of insurance premiums of $27,974.  The compensation reflected in “All Other Compensation” for Mr. Glatt in fiscal 2009 includes travel and entertainment expenses of $242,737 and payment of insurance premiums of $27,974.  The compensation reflected in “All Other Compensation” for Ms. Carpinello in fiscal 2010 and 2009 includes an automobile allowance of $11,500 in fiscal 2010 and $12,000 in fiscal 2009.

Outstanding Equity Awards at Fiscal Year-End Table

We had no outstanding equity awards as of the end of fiscal 2010.

Employment Agreements

Employment Agreement with Jordan Glatt, President and Chief Executive Officer

On February 8, 2011, we entered into an Employment Agreement with Jordan Glatt (the “Glatt Agreement”). Pursuant to the Glatt Agreement, Mr. Glatt will serve as our President and Chief Executive Officer the Company and the President, Chief Executive Officer and General Manager of Magla, our wholly owned subsidiary.

The initial term of the Glatt Agreement ends on February 7, 2014, however, the term will be renewed automatically for additional three year periods unless terminated by either of the parties upon written notice to the other party at least 90 days prior to the end of the then current term.

The Glatt Agreement provides that Mr. Glatt’s initial base salary during the term shall be $350,000 per annum or such higher rate as our Board of Directors may reasonably determine.  Mr. Glatt’s base salary may not be reduced without his consent and shall be increased annually by the percentage change in the Consumer Price Index for Urban Wage Earners and Clerical Workers in the New York, New York - Northeastern Jersey area.

During the term of the Glatt Agreement, in addition to base salary, Mr. Glatt shall have the opportunity to receive an annual incentive bonus in an amount and on such terms to be determined by the Board of Directors. Although the Glatt Agreement does not provide for any specific awards, it does provide that Mr. Glatt will be eligible for bonus awards based on the his performance and the Company’s achievement of certain criteria and other targets established by the Company’s Board of Directors from time to time.  The Glatt agreement reflects that it is anticipated that such bonus award will be $150,000 per annum, subject to final determination by the Board of Directors.

The Glatt Agreement provides that Mr. Glatt may participate in benefit plans and other fringe benefits in which other employees of the Company or Magla are entitled to participate.  In addition, the Glatt Agreement provides that the Company shall also pay premiums on life insurance.  In addition, under the terms of the Glatt Agreement, Mr. Glatt is entitled to receive an automobile for his use and the Company will pay any professional association fees as Mr. Glatt shall determine.

Pursuant to the Glatt Agreement, in the event Mr. Glatt is terminated by the Company due to his disability, Mr. Glatt shall be entitled to (1) any base salary and other benefits earned and accrued prior to the date of termination; (2) his base salary for a period of one year following the termination, reduced by any amounts received under any disability plan maintained by the Company; and (3) the pro-rata portion of any bonus otherwise due to him corresponding to the period of his employment during the termination year.

Pursuant to the Glatt Agreement, Mr. Glatt’s employment shall terminate upon his death.  In such event, the Company shall pay to his estate or beneficiaries (1) any base salary and other benefits earned and accrued prior to the date of death; (2) his base salary for the remainder of the fiscal year in which his death occurred or, if greater, for six months following the date of death; and (3) the pro-rata portion of any bonus otherwise due to him corresponding to the period of his employment during the year of his death.

If Mr. Glatt terminates his employment without “Good Reason” (as defined in the Glatt Agreement) or the Company terminates his employment for “Cause” (as defined in the Glatt Agreement), Mr. Glatt will only be entitled to any base salary and other benefits earned and accrued prior to the date of termination.

If Mr. Glatt terminates his employment with “Good Reason” or the Company terminates his employment without “Cause,” Mr. Glatt will be entitled to receive (1) any base salary earned and accrued prior to the date of termination; (2) the pro-rata portion of any bonus otherwise due to him; (3) reimbursement for any unreimbursed expenses; and (4) continued participation in benefits plans through the date on which his termination shall occur.  All termination payments with respect to termination with Good Reason are subject to Mr. Glatt signing a general release.

If the Company terminates the Glatt Agreement without “Cause” within six months prior to or twelve months following a “Change of Control” (as defined in the Glatt Agreement), such termination will be treated as a termination for “Good Reason,” and Mr. Glatt will be entitled to the compensation set forth in the preceding paragraph.

The Glatt Agreement provides that the Company, or any entity which controls the Company, shall require any successor entity (whether direct or indirect, by purchase, merger, consolidation or otherwise) to substantially all of the Company’s assets or its business to assume the Glatt Agreement.  Failure of the Company to obtain such assumption shall be a breach of the Glatt Agreement and such termination will be treated as a termination for “Good Reason” and Mr. Glatt will be entitled to the compensation set forth above.

The Glatt Agreement contains a non-competition provision restricting Mr. Glatt’s ability to engage in certain activities that are competitive with the Company for a period of twelve months after the end of the term of the Glatt Agreement. The Glatt Agreement also contains customary confidentiality provisions.

The foregoing description of the terms of the Glatt Agreement is qualified in its entirety by reference to the provisions of the Glatt Agreement filed as Exhibit 10.17 to this report, which is incorporated by reference herein.

Employment Agreement with Alison Carpinello, Chief Financial Officer and Vice President

In June 2009, our predecessor, Magla Products, entered into an Employment Agreement with Alison Carpinello pursuant to which Ms. Carpinello has served as Magla Product’s Comptroller.  On February 8, 2011, we entered into an amendment to Mr. Carpinello’s employment agreement pursuant to which Ms. Carpinello will serve as our Chief Financial Officer and Vice President and as Comptroller of Magla.  Ms. Carpinello’s employment agreement, as amended, is referred to herein as the “Carpinello Agreement.”

The initial term of the Carpinello Agreement ends on June 30, 2014 and provides for an annual base salary of $150,000.  However, Magla may increase Ms. Carpinello’s annual base salary from time to time.  During the term of the Carpinello Agreement, in addition to base salary, Ms. Carpinello shall be entitled to an annual bonus of $11,000 payable in December of each year during the term.  Under the terms of the Carpinello Agreement, Ms. Carpinello is also entitled to participate in benefit plans and other fringe benefits in which other employees of Magla are entitled to participate.

Ms. Carpinello shall continue to receive her base salary and any other benefits through the date of termination if Magla terminates Ms. Carpinello’s employment for “Cause” (as defined in the Carpinello Agreement).  In the event that Magla terminates Ms. Carpinello’s employment without “Cause,” Ms. Carpinello shall be entitled to receive her base compensation, bonus amount and shall be entitled to continue to receive health benefits for a period of twelve months following the date of such termination.  If Ms. Carpinello has not found other employment within that period, she will be entitled to continue to receive her base salary and bonus and shall continue to receive health benefits for an addition twelve month period.  Magla’s obligation to provide the foregoing is conditioned upon Ms. Carpinello entering into a release agreement satisfactory to Magla at the time of such termination.

Under the Carpinello Agreement, Ms. Carpinello may terminate her employment upon 90 days prior written notice.  If Ms. Carpinello terminates her employment, she will continue to receive salary and her bonus and shall continue to participate in all benefit programs through the date of termination.

The Carpinello Agreement contains a non-competition provision restricting Ms. Carpinello’s ability to engage in certain activities that are competitive with the Company for a period of two years after the end of the term of the Carpinello Agreement. The Carpinello Agreement also contains customary confidentiality provisions.

The foregoing description of the terms of the Carpinello Agreement is qualified in its entirety by reference to the provisions of the Carpinello Agreement, as amended, filed as Exhibits 10.18(a) and 10.18(b) to this report, which are incorporated by reference herein.

Amended and Restated Deferred Compensation Plan

Ms. Carpinello participates in an amended and restated non-qualified deferred compensation plan originally established by Magla Products, Inc. a predecessor to the Company (the “Plan”).  The plan was subsequently adopted by Magla Products and then by Magla International pursuant to the Magla Reorganization.  The Plan provides that Magla International shall establish an account for Ms. Carpinello (the “Deferred Compensation Account”) and that the value of such account from time to time shall be the cash value of a life insurance policy in the initial face amount of $450,000.

In the event Ms. Carpinello retires after attaining the age of 65 or, if prior to attaining the age of 65, Ms. Carpinello becomes “disabled” (as such term is defined in the Plan) while employed by Magla International and such disability continues for a period of at least six months, she will be entitled to receive an amount equal to the cash value of the Deferred Compensation Account on the date of her retirement or disability, as applicable, payable in equal monthly installments over five years.  In the event that Ms. Carpinello dies during such period, such monthly payments shall continue to be made to her designee or beneficiary until the expiration of such period.

In the event Ms. Carpinello dies while employed by Magla International and prior to the age of 65, her designee shall be entitled to receive an amount equal to the cash value of the Deferred Compensation Account on the date of her death, payable in one lump sum or in equal monthly installments at Ms. Carpinello’s prior written election.  If Ms. Carpinello does not identify a designee or does not select a payment method, such payment shall be made to her beneficiaries as set forth in the Plan in one lump sum.

If Ms. Carpinello’s employment with Magla International is terminated other than for “just cause” (as such term is defined in the Plan), death, disability or retirement, then Ms. Carpinello shall be entitled to receive a percentage of the cash value of the Deferred Compensation Account in accordance with a vesting schedule set forth in the Plan.  The vesting schedule is on the number of years of Ms. Carpinello’s service to Magla International.

In the event of a “change of control” (as defined in the Plan) Ms. Carpinello shall become fully vested in the cash value of the Deferred Compensation Account.

The foregoing description of the terms of the Plan is qualified in its entirety by reference to the provisions of the Plan filed as Exhibit 10.19 to this report, which is incorporated by reference herein.

Compensation of Directors

None of our non-management directors were awarded or paid compensation for services to the Company in fiscal 2010.  Management directors are not compensated for their service as directors. The compensation received by our management directors is shown in the “Summary Compensation Table” above.

On February 8, 2011, Christopher Carey, the sole member of Chris Carey Advisors, LLC, was appointed to our Board of Directors, effective as of the tenth day following the mailing of the Information Statement to our stockholders.  In connection with the closing of the reverse acquisition of Magla, we issued to Chris Carey Advisors, LLC 1,544,300 shares of our common stock and a warrant to purchase 1,200,000 shares of our common stock at an exercise price of $0.74 exercisable for a period of five years.  In addition, in fiscal 2010 Magla paid $105,000 to Chris Carey Advisors, LLC and an additional $45,000 in fiscal 2011.  Chris Carey Advisors, LLC is also entitled to a consulting fee of $20,000 per month for a period of eighteen months from the closing of the reverse acquisition of Magla.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of fiscal 2010, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•
On February 8, 2011, we issued 13,455,700 shares of our common stock to Magla Products pursuant to the Share Exchange.  Jordan Glatt, our President, and Chief Executive Officer and principal stockholder, is the sole member of Magla Products.  Immediately following the Share Exchange, Magla Products distributed 11,525,325 of such shares to Mr. Glatt.

•
On February 8, 2011, and in connection with the closing of the reverse acquisition of Magla, we issued 1,544,300 shares of our common stock and a warrant to purchase 1,200,000 shares of our common stock at an exercise price of $0.74 to Chris Carey Advisors, LLC.  The warrant issued to Chris Carey Advisors, LLC is exercisable for a period of five years.  Christopher Carey, a member of our Board of Directors, is the sole member of Chris Carey Advisors, LLC.  In addition, in fiscal 2010 Magla paid $105,000 to Chris Carey Advisors, LLC and an additional $45,000 in fiscal 2011.  Chris Carey Advisors, LLC is also entitled to a consulting fee of $20,000 per month for a period of eighteen months from the closing of the reverse acquisition of Magla.

•
On February 8, 2011, Magla International entered into a lease for the Statesville, North Carolina property.  The property is owned by Herbert Glatt, the father of Jordan Glatt.  The lease will expire on January 31, 2017.  Magla International is obligated to pay $42,750 per month during the term of the lease.  The lease is a “net net lease” so that Magla International is responsible for all expenses, other than the payment of real estate taxes and assessments, which such obligations are the responsibility of the landlord.

•
On January 25, 2011, Magla Products, our predecessor company, entered into a promissory note in the principal amount of $540,000 in favor of Fawn Hill Associates, a general partnership of which Herbert Glatt and Gloria Glatt, the parents of Jordan Glatt, are the general partners (the “FHA Note”). As a result of the Magla Reorganization, Magla assumed Magla Products’ obligations under the FHA Note.  In addition, on February 8, 2011, Fawn Hill Associates assigned the FHA Note to Herbert Glatt.

•
On February 8, 2011, the Company issued to Herbert Glatt a Debenture in the aggregate principal amount of $585,000 and Warrants to acquire an aggregate of 1,003,430 shares of our common stock.  In consideration for the Debentures and Warrants, Mr. Glatt assigned the FHA Note to the Company which the Company subsequently cancelled.

Director Independence

We do not have any independent directors. Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

•	the director is, or at any time during the past three years was, an employee of the company;
•
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

•	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
•
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

•
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

•
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Glatt is not considered independent because he is an executive officer of the Company.  Mr. Carey is not considered independent since he controls and is the President of Chris Carey Advisors, LLC, which provides consulting services to Magla.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “ADSO.”  However, no established public market exists for our common stock.  As of the date hereof, 15,943,000 shares of our common stock were issued and outstanding.

The following sets forth the number of shares of common stock underlying warrants, options and other securities exercisable for or convertible into shares of our common stock as of February 8, 2011: (i) the A Warrants are exercisable for an aggregate of 1,359,346 shares of our common stock at an exercise price of $0.67 per share; (ii) the B Warrants are exercisable for an aggregate of 1,359,346 shares of our common stock at an exercise price of $0.73 per share; (iii) there are 1,200,000 shares of common stock underlying the warrant issued to Chris Carey Associates, LLC, which is exercisable for $0.74 per share; and (v) the Principal Amount of the Debentures is convertible into an aggregate of 2,718,696 shares of our common stock based on a Conversion Price of $0.583.  Thus, as of February 8, 2011, the exercise of all of the outstanding warrants and the conversion of all of the Debentures may, if exercised and converted, respectively, result in the issuance of 6,637,388 shares of our common stock.

Of the 15,943,000 shares of our common stock issued and outstanding, 15,500,000 of such shares are restricted shares.  None of these restricted shares are eligible for resale absent registration or an exemption from registration.  The exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

We have agreed to register all of the Lead Shares and the shares of common stock underlying the Debentures and Warrants.

Holders

As of February 8, 2011 there were approximately 160 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law (the “DGCL”) relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Delaware law and is qualified in its entirety by reference to our certificate of incorporation and our bylaws. You should read the provisions of our certificate of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 80,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.  As of February 8, 2011, 15,943,000 shares of our common stock and no shares of our preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

•	general business conditions;
•	industry practice;
•	our financial condition and performance;
•	our future prospects;
•	our cash needs and capital investment plans;
•	our obligations to holders of any preferred stock we may issue;
•	income tax consequences; and
•	the restrictions Delaware and other applicable laws and our credit arrangements then impose.

In addition, our financing arrangements with FGI prohibit the payment of cash dividends.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Limitation on Directors’ Liability

Delaware law authorizes Delaware corporations to limit or eliminate the personal liability of their directors to them and their stockholders for monetary damages for breach of a director’s fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations Delaware law authorizes, directors of Delaware corporations are accountable to those corporations and their stockholders for monetary damages for conduct constituting gross negligence in the exercise of their duty of care. Delaware law enables Delaware corporations to limit available relief to equitable remedies such as injunction or rescission. Our certificate of incorporation limits the liability of our directors to us and our stockholders to the fullest extent Delaware law permits. Specifically, no director will be personally liable for monetary damages for any breach of the director’s fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;
•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and
•	for any transaction from which the director derived an improper personal benefit.

This provision could have the effect of reducing the likelihood of derivative litigation against our directors and may discourage or deter our stockholders or management from bringing a lawsuit against our directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders. Our bylaws provide indemnification to our officers and directors and other specified persons with respect to their conduct in various capacities. See “Indemnification of Directors and Officers.”

Anti-Takeover Effects of Provisions of the DGCL and our Certificate of Incorporation and Bylaws

Provisions of the DGCL and our certificate of incorporation and bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our Board of Directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute. We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

As of February 8, 2011, we are not subject to Section 203 of the DGCL because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders and we have not elected by a provision in our original Certificate of Incorporation or any amendment thereto to be governed by Section 203. Unless we adopt an amendment of our Certificate of Incorporation by action of our stockholders expressly electing not to be governed by Section 203, we would generally become subject to Section 203 of the DGCL at such time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders, except that the restrictions contained in Section 203 would not apply if the business combination is with an interested stockholder who became an interested stockholder before the time that we have a class of voting stock that is either listed on a national securities exchange or held of record by more than 2,000 stockholders.

Amendments to Our Certificate of Incorporation. Under the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon is required to amend a corporation’s certificate of incorporation. Under the DGCL, the holders of the outstanding shares of a class of our capital stock shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would:

•	increase or decrease the aggregate number of authorized shares of such class;
•	increase or decrease the par value of the shares of such class; or
•	alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class of our capital stock so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for the purposes of this provision.

Vacancies in the Board of Directors. Our bylaws provide that, subject to limitations, any vacancy occurring in our Board of Directors for any reason may be filled by a majority of the remaining members of our Board of Directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term of the other directors. Each such directors shall hold office until his or her successor is elected and qualified, or until the earlier of his or her death, resignation or removal.

Special Meetings of Stockholders. Under our bylaws, special meetings of stockholders may be called at any time by a majority of the members of the Board of Directors or by any officer instructed by the directors to call such a meeting. Under the DGCL, written notice of any special meeting must be given not less than 10 nor more than 60 days before the date of the special meeting to each stockholder entitled to vote at such meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation will not provide for cumulative voting.

Transfer Agent and Registrar

Our independent stock transfer agent is Signature Stock Transfer, located in Plano, Texas.  Our transfer agent can be contacted at 2632 Coachlight Court, Plano, TX 75093-3850, (972) 612-4120.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation, such as a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of any actions by or in the right of the corporation, except that indemnification only extends to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, agreement, a vote of stockholders or disinterested directors or otherwise.

Our certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to employee benefit plans, against all liability and losses suffered and expenses (including attorneys’ fees) incurred by such person in connection with such action, suit or proceeding. Our certificate of incorporation also provides that we will pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with specified undertakings. Notwithstanding the foregoing, our certificate of incorporation provides that we shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by our Board of Directors. These rights are not exclusive of any other right that any person may have or may acquire under any statute, provision of our certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No amendment, modification or repeal of those provisions will in any way adversely affect any right or protection under those provisions of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Our certificate of incorporation also permits us to secure and maintain insurance on behalf of any of our directors, officers, employees or agents and each person who is, or was, serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise for any liability asserted against and incurred by such person in any such capacity. We intend to obtain directors’ and officers’ liability insurance providing coverage to our directors and officers.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired

Filed herewith are audited consolidated financial statements of Magla Products, LLC (the predecessor company of Magla International, LLC) for the years ended November 27, 2010 and November 28, 2009.

(b)           Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of Ads In Motion, Inc. and its subsidiaries.

(d)           Exhibits

Certain of the agreements filed as exhibits to this Form 8-K contain representations and warranties by the parties to the agreements that have been made solely for the benefit of the parties to the agreement. These representations and warranties:

•	may have been qualified by disclosures that were made to the other parties in connection with the negotiation of the agreements, which disclosures are not necessarily reflected in the agreements;
•	may apply standards of materiality that differ from those of a reasonable investor; and
•	were made only as of specified dates contained in the agreements and are subject to subsequent developments and changed circumstances.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date that these representations and warranties were made or at any other time. Investors should not rely on them as statements of fact.

Exhibit Number		Description
2.1
Share Exchange Agreement, dated February 8, 2011, by and among the Company, the Company’s former principal stockholders and Magla Products, Inc. [incorporated by reference to Exhibit 2.1 to the Original 8-K]

3.1		Articles of Incorporation [incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 filed with the Commission on June 21, 2007]
3.2		Bylaws [incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form SB-2 filed with the Commission on June 21, 2007]
10.1		Contribution and Assumption Agreement dated as of February 8, 2011 by and between Magla Products, LLC and Magla International, LLC [incorporated by reference to Exhibit 10.1 to the Original 8-K]
10.2		Securities Purchase Agreement dated February 8, 2011
10.3	(a)	Senior Subordinated Secured Convertible Debenture dated February 8, 2011 in favor of Berdon Venture Associates, LLC
	(b)	Senior Subordinated Secured Convertible Debenture dated February 8, 2011 in favor of Cape One Financial Master Fund, Ltd.
	(c)	Senior Subordinated Secured Convertible Debenture dated February 8, 2011 in favor of Herbert Glatt
	(d)	Senior Subordinated Secured Convertible Debenture dated February 8, 2011 in favor of Lee Karls
	(e)	Senior Subordinated Secured Convertible Debenture dated February 8, 2011 in favor of Rosta, LLC
10.4	(a)	Series A Warrant issued on February 8, 2011 to Berdon Venture Associates, LLC
	(b)	Series A Warrant issued on February 8, 2011 to Cape One Financial Master Fund, Ltd.
	(c)	Series A Warrant issued on February 8, 2011 to Herbert Glatt
	(d)	Series A Warrant issued on February 8, 2011 to Lee Karls
	(e)	Series A Warrant issued on February 8, 2011 to Rosta, LLC
10.5	(a)	Series B Warrant issued on February 8, 2011 to Berdon Venture Associates, LLC
	(b)	Series B Warrant issued on February 8, 2011 to Cape One Financial Master Fund, Ltd.
	(c)	Series B Warrant issued on February 8, 2011 to Herbert Glatt
	(d)	Series B Warrant issued on February 8, 2011 to Lee Karls
	(e)	Series B Warrant issued on February 8, 2011 to Rosta, LLC
10.6		Registration Rights Agreement dated February 8, 2011
10.7		Security Agreement dated February 8, 2011
10.8		Personal Guaranty of Jordan Glatt dated February 8, 2011
10.9		Securities Escrow Agreement dated February 8, 2011

10.10	(a)	Lock-Up Agreement dated February 8, 2011 by and among the Company and Jordan Glatt *
	(b)	Lock-Up Agreement dated February 8, 2011 by and among the Company and Alison Carpinello *
	(c)	Lock-Up Agreement dated February 8, 2011 by and among the Company and Christopher Carey *
	(d)	Lock-Up Agreement dated February 8, 2011 by and among the Company and Ken Parker *
	(e)	Lock-Up Agreement dated February 8, 2011 by and among the Company and Mitchell Glat *
10.11		Sale of Accounts And Security Agreement dated as of January 25, 2011 [incorporated by reference to Exhibit 10.11 to the Original 8-K]
10.12		Guaranty dated January 25, 2011 by and between the Company and Faunus Group International, Inc. [incorporated by reference to Exhibit 10.12 to the Original 8-K]
10.13		Guaranty dated January 25, 2011 by and between Magla International, LLC, Jordan Glatt and Faunus Group International, Inc. [incorporated by reference to Exhibit 10.13 to the Original 8-K]
10.14	(a)	License Agreement with The Procter & Gamble Company **
	(b)	Amendment No. 1 to License Agreement with The Procter & Gamble Company**
	(c)	Amendment No. 2 to License Agreement with The Procter & Gamble Company**
	(d)	Amendment No. 3 to License Agreement with The Procter & Gamble Company**
	(e)	Amendment No. 4 to License Agreement with The Procter & Gamble Company**
10.15	(a)	License Agreement with Stanley Logistics, Inc.**
	(b)	Amendment No. 1 to License Agreement with Stanley Logistics, Inc.**
	(c)	Letter Amendment to License Agreement with Stanley Logistics, Inc.**
	(d)	Second Amendatory Agreement with Stanley Logistics, Inc.**
	(e)	Third Amendatory Agreement with Stanley Logistics, Inc.**
	(f)	Fourth Amendatory Agreement with Stanley Logistics, Inc.**
	(g)	Fifth Amendatory Agreement with Stanley Logistics, Inc.**
	(h)	Sixth Amendatory Agreement with Stanley Logistics, Inc.**
10.16		License Agreement with Williamson-Dickie Manufacturing Company **
10.17		Employment Agreement dated February 8, 2011 by and between Magla International, LLC and Jordan Glatt * [incorporated by reference to Exhibit 10.17 to the Original 8-K]
10.18	(a)	Employment Agreement dated June 2009 by and between Magla Products, LLC and Alison Carpinello * [incorporated by reference to Exhibit 10.18(a) to the Original 8-K]
	(b)	Amendment to Employment Agreement dated February 8, 2011 by and between Magla International, LLC and Alison Carpinello * [incorporated by reference to Exhibit 10.18(b) to the Original 8-K]
10.19		Magla Products, LLC Amended and Restated Nonqualified Deferred Compensation Plan * [incorporated by reference to Exhibit 10.19 to the Original 8-K]
99.1		Audited Consolidated Financial Statements of Magla Products, LLC for the Fiscal Years Ended November 27, 2010 and November 28, 2009
99.2		Unaudited Pro Forma Combined Financial Information of Ads In Motion, Inc. and its subsidiaries

* Constitutes a management contract or compensatory plan or arrangement.
** Portions of the document have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 11, 2011
ADS IN MOTION, INC.

By:	/s/ Jordan Glatt
Jordan Glatt
President and Chief Executive Officer